                                                                   Exhibit 99.01


                              AT HOME CORPORATION
                              425 Broadway Street
                            Redwood City, CA 94603

                                March 28, 2000


AT&T Corp.
Comcast Corporation
Cox Communications, Inc.

Ladies and Gentlemen:

          Reference is hereby made to the term sheets attached hereto as Annexes A, B and C (the "Term Sheets" ) regarding certain agreements among At Home Corporation ("Excite@Home"), AT&T Corp. ("AT&T"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and certain of their respective subsidiaries (collectively, the "Parties").

          1. The Term Sheets set forth the agreements of the Parties in respect of the transactions contemplated hereby and thereby. The Parties intend that the covenants and agreements set forth in the Term Sheets will be superseded by definitive agreements and instruments or definitive waivers or amendments of existing instruments, which will contain provisions incorporating and expanding upon the agreements set forth in the Term Sheets, together with provisions customary in the case of transactions of the type described herein and therein, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby and thereby. The foregoing notwithstanding, the Parties expressly acknowledge and agree that this Letter Agreement (including the Term Sheets) constitutes a binding agreement among them, subject to the terms and conditions set forth in this Letter Agreement and the Term Sheets, until definitive documentation is executed and delivered (except that the effectiveness and enforceability of the provisions of the Term Sheets is subject to certain conditions set forth in paragraph 3 below). If definitive documentation is not executed and delivered with respect to any matter contained in the Term Sheets within 90 days from the date of this Letter Agreement, then this Letter Agreement and the relevant provisions of the Term Sheets shall be deemed to be such definitive documentation with respect to such matter, commencing on the date hereof (subject to paragraph 3 below). Each party hereto agrees to act in good faith and to use all reasonable efforts to consummate the transactions contemplated by this Letter Agreement and the Term Sheets, and to complete the related definitive agreements, waivers or amendments; provided that the foregoing will not require Cox or Comcast to incur any cost or detriment in connection with satisfaction of the condition set forth in paragraph 3(c) below.

          2. (a) As promptly as practicable after the date hereof, Excite@Home shall take all such action as may be necessary, including seeking all requisite stockholder approvals under applicable law and the Restated Certificate of Incorporation of Excite@Home (the "Charter"), to cause the Charter to be amended (collectively, the "Charter Amendment") as provided in Section 3(a) of Annex B.

          (b) Each Party hereto agrees to take all steps necessary to implement the Charter Amendment and any other action provided for in the Term Sheets that under applicable law or the Charter requires action of or approval by the stockholders of Excite@Home (each, an "Approval Item"), including, without limitation, voting at any meeting of stockholders all shares of Voting Stock (as defined in the Amended and Restated Stockholders' Agreement, dated as of July 16, 1997, as amended by the letter agreements dated October 2, 1997 and October 10, 1997 (the "Stockholders Agreement"), among Excite@Home and the stockholder signatories thereto) held by it or any member of its Stockholder Group (as defined in the Stockholders Agreement) in favor of such Charter Amendment (and any other Approval Item) and/or executing or causing to be executed, as promptly as practicable, a consent in writing to the Charter Amendment (and any other Approval Item).

          3. The effectiveness of all the provisions of the Term Sheets (and any definitive documentation related thereto) shall be subject to (a) effectiveness of the Charter Amendment, (b) receipt of any required approval of the Nasdaq Stock Market, Inc. or an alternative national securities exchange, including with respect to the extra voting power attached to shares of Series B Common Stock to be issued pursuant to Annex B (including pursuant to the warrants contemplated by Annex B), and (c) receipt of any other consents, approvals and waivers as may be necessary to consummate the transactions contemplated by the Term Sheets in a manner that results in the economic effects contemplated thereby.

          4. If the Effective Date shall not have occurred on or prior to September 30, 2000, then any Party hereto (other than any Party whose failure to comply with its obligations hereunder shall have caused such failure to occur) may terminate this Letter Agreement by sending written notice to each of the other Parties (a "Termination"). Following any such Termination, this Letter Agreement (including the Term Sheets) shall be null and void and of no further force or effect.

          5. Each Party hereto severally represents to each of the other parties hereto that this Letter Agreement (including the Term Sheets) has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party and, to the extent applicable, the members of such Party's Stockholder Group, enforceable against such Party and the applicable members of its Stockholder Group, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity.

          6. Each of AT&T, Comcast and Cox acknowledges and agrees that its execution of this Letter Agreement shall constitute the consent of their respective Stockholder Affiliates listed in Schedule I hereto to the transactions contemplated by this Letter Agreement and the Term Sheets and each of them agrees to use all reasonable efforts to cause their respective subsidiaries and affiliates, including the Stockholder Affiliates, to comply with the provisions, terms and obligations applicable to them as set forth in this Letter Agreement and the Term Sheets. Each Party also agrees to waive, and cause its applicable subsidiaries and affiliates to waive, any most favored nations provisions to which they might otherwise be entitled with respect to such arrangements as may be entered into by Excite@Home in connection with satisfaction of the conditions to the effectiveness of the Term Sheets.

          This Letter Agreement (including the Term Sheets) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The Parties hereto agree that irreparable damage would occur in the event any provision of the Letter Agreement or the Term Sheet was not performed in accordance with the terms hereof or thereof, and that the Parties shall be entitled to specific performance (subject to the moving party sustaining the applicable burden necessary to obtain such relief including as to the inadequacy of money damages) of the terms hereof and thereof in addition to any other remedy at law or in equity.

          This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Letter Agreement shall not be effective as to any Party until executed and delivered by all of the Parties.

                 [Remainder of Page Intentionally Left Blank]

          If the foregoing is in accordance with your understanding please indicate your agreement by signing below, at which time this letter will constitute a binding Letter Agreement among us.

                                Very truly yours,

                                AT HOME CORPORATION

                                By: /s/ THOMAS A. JERMOLUK
                                   -------------------------------------------
                                    Name:   Thomas A. Jermoluk
                                    Title:  Chairman of the Board of Directors

Accepted and Agreed as of
the date first above written:

AT&T CORP.



By: /s/ JOHN C. PETRILLO
   -----------------------------
  Name: John Petrillo
  Title: Executive Vice President, Corporate
         Strategy and Business Development

COMCAST CORPORATION



By: /s/ ROBERT S. PICK
   -----------------------------
  Name: Robert S. Pick
  Title: Vice President, Corporate Development

COX COMMUNICATIONS, INC.



By: /s/ DAVID M. WOODROW
   -----------------------------
  Name: David M. Woodrow
  Title: Executive Vice President

                                  SCHEDULE I
                                  ----------

                            STOCKHOLDER AFFILIATES
                            ----------------------

  AT&T
  ----
  AT&T Broadband, LLC
  TCI Internet Services, Inc.
  TCI Communications, Inc.
  TCI Cable Investments Inc.
  TCI.NET, Inc.

  Comcast
  -------
  Comcast Cable Communications, Inc.
  Comcast Online Communications, Inc.

  Cox
  ---
  Cox Enterprises, Inc.

                                                                         Annex A


              Term Sheet among AT&T, Comcast, Cox and Excite@Home

(Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Letter Agreement, dated March 28, 2000, to which this term sheet is attached).

1.   Put Right

     (a) AT&T grants to each of Cox and Comcast the right to put to AT&T or a subsidiary designated by AT&T (the "Put"), exercisable at any time or from time to time from January 1, 2001 through June 4, 2002, up to an aggregate number of shares of Excite@Home Series A common stock ("Series A Shares") currently owned by Cox or Comcast or their respective subsidiaries, as the case may be, equal to the Maximum Number. For this purpose, the "Maximum Number" with respect to Cox will be a number of Series A Shares having an aggregate purchase price under the Put equal to $1,397,500,800 and the "Maximum Number" with respect to Comcast will be a number of Series A Shares having an aggregate purchase price under the Put equal to $1,500,152,640. In the event of any exercise of the Put by Cox or Comcast, as the case may be, that would cause the aggregate number of Series A Shares purchased to exceed the Maximum Number with respect to Cox or Comcast, as the case may be, such exercise shall be deemed to apply only to a number of Series A Shares that (together with all Series A Shares previously purchased pursuant to exercises of the Put by Cox or Comcast, as the case may be) would equal the Maximum Number and, upon the consummation of such Put exercise, the Put shall be deemed fully satisfied with respect to Cox or Comcast, as the case may be. If AT&T designates a subsidiary as provided in the first sentence of this paragraph (a), AT&T will unconditionally guarantee the subsidiary's obligations under the Put.

     (b) The per share purchase price under the Put will be the greater of (1) $48 and (2) the average per share trading price of the Series A Shares on the Nasdaq National Market System (or the principal trading market or securities exchange on which the Series A Shares are then traded) during the 30 consecutive trading day period beginning 15 trading days immediately prior to and ending 15 trading days immediately following AT&T's receipt of the notice of exercise of the Put. Each of Cox and Comcast shall have the right upon any exercise of the Put, as specified in the notice of exercise, to require that AT&T (or its designee) pay the purchase price therefor in cash or in shares of AT&T common stock ("AT&T Shares") having an aggregate value equal to such purchase price, based on the average per share trading price of the AT&T Shares on the New York Stock Exchange (or the principal trading market or securities exchange on which the AT&T Shares are then traded) during the 30 consecutive trading day period beginning 15 trading days immediately prior to and ending 15 trading days immediately following AT&T's receipt of the notice of exercise of the Put.

     (c) If the Put is exercised for AT&T Shares, AT&T and Cox or Comcast, as the case may be, will use their respective reasonable best efforts to assure that the transactions pursuant to the Put qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

     (d) Any exercise of the Put will be consummated as promptly as practicable following AT&T's receipt of the notice of exercise and the determination of the purchase price as set forth above, subject to receipt of any necessary approvals and the absence of any legal prohibition for such consummation. The purchase and sale shall also be subject to receipt of certificates con-taining representations and warranties substantially the same as those set forth in Section 11.9(a) and (b) of the Stockholders Agreement and to any rights of first offer or preemptive rights that may be applicable to the sale of Series A Shares by Cox or Comcast, as the case may be.

     (e) The provisions of this Section 1 will be subject to appropriate adjustments to reflect stock splits, stock dividends and other extraordinary transactions.

     (f) In the event that Excite@Home separates its portal/content businesses from its platform/connectivity businesses, through a tracking stock or otherwise, AT&T, Excite@Home and Cox or Comcast, as the case may be, if requested by Cox or Comcast, as the case may be, will work together to effect a tax-free exchange, if feasible, of up to all of the Series A Shares currently owned by Cox or Comcast, as the case may be, for shares reflecting the separated portal/content businesses ("Portal Shares") on a basis that provides the same economic result to each party as would have resulted from exercise of the Put for the Maximum Number of Series A Shares then remaining subject to the Put with respect to Cox or Comcast, as the case may be. For example, if Cox or Comcast were then entitled to exercise the Put with respect to $1 billion of Series A Shares, the foregoing exchange, if elected, would entitle Cox or Comcast, as the case may be, to exchange a number of Series A Shares that would have a purchase price under the Put of $1 billion in exchange for Portal Shares having a value of $1 billion. In such event, AT&T will waive its rights with respect to a number of Portal Shares that it would otherwise have had the right to receive in an amount sufficient to compensate Excite@Home for the excess of the value of the Portal Shares issued over the value of the Excite@Home shares acquired. Alternatively, AT&T will waive its rights with respect to a number of Portal Shares that it would otherwise have had the right to receive in an amount equal to the number of Portal Shares issued to Cox or Comcast, as the case may be, and Excite@Home will issue to AT&T a number of Series A Shares equal to the number of Series A Shares exchanged by Cox or Comcast, as the case may be, for such number of Portal Shares. In any event, such exchange will be deemed to satisfy the Put in full with respect to Cox or Comcast, as the case may be.

2.   Stockholders' Agreement

     (a) Each of Cox and Comcast (including its applicable subsidiaries and members of its Stockholder Group and Stockholder Affiliates) hereby waives all its rights under the Stockholders Agreement, other than the provisions of
Article X thereof; provided that Cox's and Comcast's rights under Section 4.5 of the Stockholders Agreement will survive until June 4, 2002. Without limiting the foregoing, each of Cox and Comcast hereby waives its rights under the Stockholders Agreement to representation on the Excite@Home board of directors (the "Board") and will immediately cause the resignation or removal of its current representative on the Board. When and as necessary to give effect to the intention of the parties expressed in this paragraph, each of Cox and Comcast (for itself and members of its Stockholder Group) agrees to vote (or execute consents with respect to) all shares of Voting Stock (as defined in the Stockholders Agreement) held by it or any member of its Stockholder Group in such manner as may be necessary to give effect to such waivers.

     (b) Each of AT&T (including its applicable subsidiaries) and Excite@Home hereby waives all its rights under the Stockholders Agreement as against each of Cox and Comcast (in-cluding its applicable subsidiaries and members of its Stockholder Group and Stockholder Affiliates), other than the provisions of Article X thereof; provided that, as set forth above, the provisions of Section 4.5 of the Stockholders Agreement will survive until June 4, 2002.

     (c) Each of the parties hereto acknowledges that the foregoing waivers shall not constitute an amendment to the Stockholders Agreement, which shall continue in full force and effect, subject to such waivers. The parties agree that such waivers shall be irrevocable, except as otherwise expressly set forth in the Letter Agreement to which this term sheet is an annex. In the event the parties to the Stockholders Agreement determine to terminate the Stockholders Agreement, the relevant provisions thereof that are not waived pursuant to this
Section 2 (or otherwise waived by agreement of the parties to the Stockholders Agreement) will be incorporated into this term sheet or the definitive documentation contemplated by the Letter Agreement.

3.   Portal Arrangements

     In the event AT&T enters into negotiations with any third party prior to June 4, 2002 with respect to a portal arrangement involving distribution over AT&T's cable facilities, AT&T will notify the third party of Cox's and Comcast's interest in exploring comparable arrangements for distribution over Cox's and Comcast's cable facilities. In such event, AT&T will also use its commercially reasonable efforts to facilitate concurrent discussions between such third party and Cox and Comcast with respect to such comparable arrangements.

4.   Noncompete

     Until June 4, 2006, but only for so long as Cox or Comcast, as the case may be, continues to use Excite@Home as its provider of platform/connectivity services used in its residential high-speed ISP services over cable in substantially all its United States cable systems, AT&T will not provide wireline (e.g., DSL or hybrid-fiber/coaxial) high-speed Internet access services to residential customers in the territories served by the United States cable systems of Cox or Comcast, as the case may be. For the avoidance of doubt, the foregoing will not apply to any wireless high-speed Internet access services, including fixed wireless, and will not apply to any Internet access services at or below 128 Kbps.

                                                                         Annex B


                    Term Sheet between AT&T and Excite@Home

(Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Letter Agreement, dated March 28, 2000, to which this term sheet is attached).

1. Distribution Arrangements

     (a) Until June 4, 2002, the terms of the Master Distribution Agreement Term Sheet and LCO Term Sheet, dated May 15, 1997 (collectively, the "MDA"), will remain in place as between Excite@Home and the AT&T Controlled Affiliates.

     (b) From June 4, 2002 through June 4, 2008, Excite@Home and AT&T agree that the following arrangements will govern their relationships:

           (i) AT&T (including its Controlled Affiliates) will use Excite@Home as its provider of platform/connectivity services used in AT&T's high-speed residential ISP services over cable in all its United States cable systems that are covered by the MDA as of June 4, 2002 ("Existing Excite@Home Systems"), subject to negotiation of commercially reasonable terms (including service level standards) to be negotiated in good faith. For the avoidance of doubt, the parties acknowledge that this will not prevent AT&T from providing access to its cable systems to third-party residential ISP's or OSP's who may use other platform/connectivity services that are not provided by Excite@Home or AT&T. With respect to each territory covered by AT&T's cable systems in which AT&T uses Excite@Home as AT&T's provider of platform/connectivity services used in its high-speed residential ISP services over cable pursuant to the terms of the New MDA (as defined below), Excite@Home will use its platform/connectivity services for high-speed residential ISP services in such territory only over such AT&T cable systems.

           (ii) AT&T will make Excite@Home's content services a featured portal for AT&T's high-speed residential ISP services over cable in Existing Excite@Home Systems. For this purpose, "portal" refers to the entity or service that manages and controls the content of the national area of the home page. As the context requires, the term "portal" also refers to any entity or service that manages, controls or guides the customer's access to content and other services on the Internet. "Featured portal" means that the Excite@Home portal will always be available for selection, and will be displayed prominently, on AT&T's residential high-speed ISP start page, unless and until the customer affirmatively selects otherwise. Without limiting the foregoing, AT&T will offer Excite@Home's portal comparable prominence and accessibility on the start page for AT&T's high-speed residential ISP services over cable in Existing Excite@Home Systems as is offered to any other portal, so long as the overall arrangement offered by Excite@Home in exchange for such prominence and accessibility is at least as favorable to AT&T in the aggregate, in AT&T's good faith judgment, as the overall arrangement offered by such other portal, after taking into account all relevant factors, including size, volume, equity participation (including the equity arrangement offered hereby), duration, and other related arrangements. The provisions set forth in this subparagraph
  (ii) will not apply (A) to customers brought to AT&T's residential high-speed ISP through another portal or content provider or as a result of joint marketing between AT&T and another portal or content provider or (B) following a change of control of Excite@Home or a change in ownership of Excite@Home's portal.

          (iii) In all of AT&T's United States owned and operated cable systems other than Existing Excite@Home Systems (the "AT&T Other Systems"), the provisions set forth in the foregoing subparagraphs (i) and (ii) shall apply except to the extent that compliance with such provisions would violate or result in significant adverse consequences to AT&T under any preexisting contracts. In the event that AT&T does not cause such AT&T Other Systems to comply with the provisions set forth in the foregoing subparagraphs (i) and
  (ii) on or prior to December 31, 2002, AT&T will forfeit a number of Warrant Shares (as defined below) covered by the Warrants (as defined below) granted in respect of the homes passed by such AT&T Other Systems as follows:

            (A) As of January 1, 2003, AT&T will forfeit a number of shares covered by the Warrants equal to 1/6 of the number of Warrant Shares granted in respect of homes passed by such AT&T Other Systems that are not, on or prior to December 31, 2002, brought into compliance with the foregoing subparagraphs (i) and (ii); and

            (B) As of each succeeding January 1, through and including January 1, 2008, AT&T will forfeit a number of shares covered by the Warrants equal to 1/6 of the number of Warrant Shares granted in respect of homes passed by such AT&T Other Systems that are not, on or prior to the immediately preceding December 31, brought into compliance with the foregoing subparagraphs (i) and (ii).

  Warrants may not be exercised with respect to Warrant Shares that are subject to forfeiture pursuant to this subparagraph (iii) until such time as they are no longer subject to forfeiture.

          (iv) AT&T will not impose blocking provisions against Excite@Home (whether under the MDA or otherwise) that are more onerous than those that AT&T imposes against other portals using AT&T's United States cable facilities.

          (v) Neither AT&T nor Excite@Home will affirmatively remarket any alternative portal to residential customers in AT&T's territory who are Excite@Home customers as of June 4, 2002 ("Existing Excite@Home Customers") (i.e., they will not engage in or participate in marketing targeted to Existing Excite@Home Customers that seeks to cause any such customer to change the customer's portal). Excite@Home will not affirmatively remarket any alternative high speed residential Internet access distribution method in AT&T's territory to such Existing Excite@Home Customers (i.e., it will not engage in or participate in marketing targeted to Existing Excite@Home Customers that seeks to cause any such customer to access the Internet at high speeds other than through AT&T's cable infrastructure). The marketing restrictions set forth above, however, will not (A) preclude general mass marketing that is not targeted at Existing Excite@Home Customers, (B) prevent an Existing Excite@Home Customer from changing such customer's portal or high speed Internet access method, (C) prohibit Excite@Home from advertising, marketing or promoting its narrowband or broadband portal services, or its free dial-up Internet access services at speeds below 128 Kbps, independent of any distribution method or partner, (D) prohibit AT&T from advertising, marketing or promoting its narrowband residential ISP services, with or without any content or portal partner, or (E) prevent either party, subject to the other provisions of this term sheet, from advertising, marketing or promoting its portal or residential ISP services to customers other than Existing Excite@Home Customers.

          (vi) If a new customer of AT&T's high-speed residential ISP chooses Excite@Home's portal, Excite@Home will pay AT&T a marketing fee with respect to such customer. The marketing fee may take the form of a cash payment, revenue sharing, or other arrangement agreed to between Excite@Home and AT&T. If Excite@Home induces a new customer to subscribe to Excite@Home's portal/content services through AT&T's high-speed residential ISP, AT&T will pay Excite@Home a marketing fee with respect to such customer. Such marketing fees, and any joint marketing arrangements between AT&T and Excite@Home that are designed to bring new customers to AT&T's high-speed residential ISP services over cable, will be on a most favored nations basis with comparable arrangements between AT&T and other comparable media providers and comparable arrangements between Excite@Home and other comparable distributors. Excite@Home will also pay fees to AT&T for the carriage of Excite@Home's content, and traffic management fees (if any), on a most favored nations basis with similar fees paid by other media providers to AT&T for comparable services. The provisions set forth in this subparagraph (vi) will not apply following a change of control of Excite@Home or following a change in ownership of Excite@Home's portal.

          (vii) AT&T (and the appropriate business groups within AT&T) and Excite@Home will work together to extend Excite@Home's services, subject to negotiation of commercially reasonable terms and conditions, to other AT&T residential distribution facilities and services, including set-top boxes and narrowband dial-up access, other than wireless. With respect to wireless, AT&T will work with Excite@Home in good faith to facilitate the negotiation of such arrangements with the AT&T Wireless Group. The provisions set forth in this subparagraph (vii) will not apply following a change of control of Excite@Home or, with respect to portal services, following a change in ownership of Excite@Home's portal.

     (c) As promptly as practicable, AT&T and Excite@Home will enter into a new distribution agreement (the "New MDA"), to be effective as of June 4, 2002, incorporating the terms of this term sheet and such other terms and conditions as the parties may agree. The parties acknowledge that it may be desirable to incorporate in the New MDA terms and conditions that are not included in the current MDA, and the parties will develop an expedited process for negotiating such potential changes. However, if the parties are not able to negotiate such changes prior to June 4, 2002, the New MDA will take the form of the MDA except as expressly modified by this term sheet.

     (d) Except as otherwise agreed by the parties (in their sole discretion), all arrangements between the parties will terminate as of June 4, 2008.

2. Issuance of Additional Equity

     (a) As of the execution of the Letter Agreement to which this term sheet is attached, Excite@Home has granted to AT&T a warrant to purchase a number of Series A Shares equal to two (2) multiplied by the total number of homes passed by AT&T's cable systems, including cable systems under contract to be acquired by AT&T but excluding homes passed by cable systems under contract to be divested by AT&T, as of March 28, 2000 (the "Initial Warrant"). The Initial Warrant will provide that, upon the occurrence of the Effective Date (as defined in the Letter Agreement), the terms of the Initial Warrant shall automatically be amended such that one-half of the shares subject to the Initial Warrant shall be shares of Excite@Home Series B common stock ("Series B Shares") and one-half of the shares subject to the Initial Warrant shall be Series A Shares.

     (b) In the event AT&T (i) sells or otherwise disposes of any of its homes passed between March 28, 2000 and June 4, 2002 without causing such transferred homes to remain bound by the MDA (as modified by this term sheet and the other term sheets attached to the Letter Agreement), or (ii) fails to complete the acquisition of any systems under contract to be acquired as of March 28, 2000, and such events result in a net decline in the number of homes passed by AT&T's cable systems, then AT&T will be required to forfeit a proportionate amount of the shares covered by the Initial Warrant.

     (c) In the event the number of homes passed by AT&T's cable systems increases on a net basis between March 28, 2000 and June 4, 2002 (it being understood that homes passed by systems under contract to be acquired by AT&T as of March 28, 2000 shall be deemed for this purpose to be homes passed by AT&T as of March 28, 2000, but homes passed by systems under contract to be divested by AT&T as of March 28, 2000 shall not be deemed for this purpose to be homes passed by AT&T as of March 28, 2000), Excite@Home will issue to AT&T a second warrant as of June 4, 2002 to purchase an equal number of Series A Shares and Series B Shares totaling, in the aggregate, two (2) multiplied by the total number of additional homes passed by AT&T's cable systems as of June 4, 2002 (the "Second Warrant"). The Initial Warrant, the Second Warrant and the Additional Warrants (as defined below) are referred to collectively as the "Warrants." The Series A Shares and Series B Shares covered by the Warrants are referred to collectively as the "Warrant Shares."

     (d) In the event that, as of any December 4 or June 4 (an "Adjustment Date") following June 4, 2002 and prior to June 4, 2008, there has been a net increase or decrease in the number of homes passed by AT&T's cable systems of more than 5% compared to the number of homes passed by its systems as of June 4, 2002, without deducting any transferred homes that AT&T causes to remain bound by the New MDA, then, in the case of a net decrease, AT&T will be required to forfeit a number of shares covered by the Second Warrant and/or the Initial Warrant or, in the case of a net increase, Excite@Home will issue an additional warrant to AT&T (together with any further additional warrants granted pursuant to this paragraph (d), the "Additional Warrants"), on the following terms. The aggregate number of shares subject to forfeiture or subject to the Additional

Warrant (which shall in either event be comprised of an equal number of Series A Shares and Series B Shares) will equal (i) two (2) multiplied by (ii) the difference between the number of homes passed by AT&T's cable systems as of the applicable Adjustment Date and the number of homes passed by AT&T's cable systems as of June 4, 2002, multiplied by (iii) a fraction, the numerator of which is the number of six-month periods remaining from the applicable Adjustment Date until June 4, 2008 (the "Remaining Number of Six-Month Periods") and the denominator of which is twelve (12). Following the first Adjustment Date, if any, on which there is a forfeiture of Warrant Shares or a grant of an Additional Warrant pursuant to the foregoing provisions, on each subsequent Adjustment Date the 5% increase or decrease test set forth in the foregoing provisions shall apply with reference to the last Adjustment Date on which there was a forfeiture or a grant of an Additional Warrant, and further forfeitures or further grants of Additional Warrants, if any, will be calculated pursuant to the foregoing provisions, but based on the difference between the number of homes passed by AT&T's cable systems as of the subsequent Adjustment Date and the number of homes passed by AT&T's cable systems as of the immediately preceding Adjustment Date on which there was a forfeiture or a grant of an Additional Warrant. In the event of any forfeiture following the grant of any Additional Warrants, the forfeiture will be applied first against the most recently granted Warrants, next against the next most recently granted Warrants, etc.

     (e) The per share exercise price of the Initial Warrant and the Second Warrant will be $29.5375, which is equal to the average daily closing price of the Series A Shares during the ten (10) consecutive trading days ended on March 24, 2000. The per share exercise price of each Additional Warrant will be equal to the average daily closing price of the Series A Shares during the ten (10) consecutive trading days ended on the issue date of the Additional Warrant.

     (f) The Initial Warrant and the Second Warrant will become 100% vested and immediately exercisable on June 4, 2002, subject only to HSR compliance. Each Additional Warrant will become vested, and immediately exercisable subject only to HSR compliance, as to a fraction of the Warrant Shares covered thereby equal to one divided by the Remaining Number of Six-Month Periods, on each June 4 and December 4 after issuance of the Additional Warrant (with the result that all Additional Warrants will be 100% vested as of June 4, 2008).

     (g)   The Warrants will expire on March 28, 2015.

     (h) The Warrants will include registration rights comparable to those currently applicable to the Series A Shares and Series B Shares now beneficially owned by AT&T. The Warrants will also contain a net exercise provision to facilitate sales under Rule 144. Warrant Shares that are Series B Shares must be converted into Series A before they may be sold to any party other than an affiliate of AT&T.

     (i) Beginning on June 4, 2002, AT&T may sell up to 16.66% of its Warrant Shares per year on a cumulative basis.

     (j) The Warrants shall contain customary dilution protection, including, without limitation, adjustments to the number and kind of shares issuable upon exercise of the Warrants and the exercise price to reflect stock splits, combinations, stock dividends, recapitalizations, and similar transactions.

     (k) As soon as practicable after the Effective Date, Excite@Home shall issue to AT&T a number of Series B Shares equal to the total number of Warrant Shares (Series A Shares and Series B Shares) subject to the Initial Warrant, in exchange for AT&T's transfer to Excite@Home of an equal number of Series A Shares currently beneficially owned by AT&T.

     (l) Within ten (10) business days following the date of the Letter Agreement, AT&T will provide Excite@Home with a letter representing to Excite@Home, to the best of AT&T's knowledge, the total number of homes passed by AT&T's cable systems, including cable sys-tems under contract to be acquired by AT&T but excluding homes passed by cable systems under contract to be divested by AT&T, as of March 28, 2000. In addition, prior to and as a condition to the issuance of the Second Warrant, AT&T will represent to Excite@Home in writing, to the best of AT&T's knowledge, the number of additional homes passed as of June 4, 2002 on a net basis by AT&T's cable systems. Excite@Home shall have reasonable audit rights to verify the number of homes passed by AT&T's cable systems as of each such date, and any discrepancy between the represented number and the audited number (following reasonable resolution of any dispute) will be reflected in an adjustment to the Initial Warrant or the Second Warrant, as the case may be. AT&T will provide a similar representation letter, and Excite@Home will have similar audit rights, with respect to the number of homes passed by AT&T's cable systems as of each Adjustment Date.

3. Charter Amendments and Nasdaq Approval

     (a) At its next stockholders meeting, which is anticipated to occur in May 2000, Excite@Home will obtain approval of its stockholders (i) to increase the number of authorized Series B Shares as required for the Initial Warrant and the exchange of Series B Shares for Series A Shares as contemplated by this term sheet, plus a reasonable additional number to be reserved for use in connection with the Second Warrant and any Additional Warrants, and (ii) to amend Excite@Home's Amended and Restated Certificate of Incorporation (A) to provide that the holders of the Series B Shares will be entitled to elect a majority of the board of directors while retaining the right of the holders of Series A Shares to elect two Series A Directors, (B) to eliminate all supermajority and unanimous board voting requirements, and (C) to make such other changes as the parties may agree with a view to simplifying the certificate of incorporation to as great an extent as possible in light of the governance changes reflected in this term sheet and the related term sheets attached to the Letter Agreement. For the avoidance of doubt, after giving effect to these amendments, the holders of Series B Shares shall have the right to elect as a class such number of directors which equals the smallest number that constitutes a majority of the Board of Directors, the holders of Series A Shares shall be entitled to elect as a class two directors, and any additional directors will be elected by the holders of Series A Shares, Series B Shares and Series K Shares (if any), voting together as a single class. AT&T will vote its Series B Shares in favor of the election of the Chief Executive Officer of Excite@Home to the Board of Directors as an additional director.

     (b) In the event the number of Series B Shares authorized pursuant to the foregoing paragraph (a) proves to be insufficient to cover the Second Warrant, at its next stockholder meeting following June 4, 2002, Excite@Home will obtain approval of its stockholders to increase the number of authorized Series B Shares as required for the Second Warrant. In the event the number of Series B Shares authorized pursuant to the foregoing paragraph (a) proves to be insufficient to cover any Additional Warrant, at its next stockholder meeting following the issuance of such Additional Warrant, Excite@Home will obtain approval of its stockholders to increase the number of authorized Series B Shares as required for such Additional Warrant.

     (c) As promptly as practicable, Excite@Home also will obtain the approval from Nasdaq (or an alternative national securities exchange reasonably agreed by AT&T and Excite@Home) for the creation and issuance of additional Series B Shares contemplated by this term sheet (given the 10 for 1 voting rights held by such Series B Shares).

4.  Other Provisions

     (a) Excite@Home will outsource specific platform and network management services from AT&T, on commercially reasonable terms.

     (b) Excite@Home will implement management incentive programs, subject to the approval of its board of directors, designed to tie specified incentives to management's performance in meeting specified service level standards and operating standards.

                                                                         Annex C



                  Term Sheet for Comcast, Cox and Excite@Home
               [applicable to each of Comcast and Cox separately]

(Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Letter Agreement, dated March 28, 2000, to which this term sheet is attached.)

1. Distribution Arrangements

     (a) The terms of the Master Distribution Agreement Term Sheet and LCO Term Sheet dated May 15, 1997 (collectively, the "MDA") and all related LCO agreements will remain in place as between Excite@Home and the COX/COMCAST Controlled Affiliates until June 4, 2002, provided that COX/COMCAST may, at its option, terminate the mutual exclusivity provisions of the MDA, or the entire MDA and all related LCO agreements, as to the COX/COMCAST Controlled Affiliates at any time on or after June 4, 2001 upon at least 6 months prior written notice, which termination will take effect on the June 4 or December 4 next occurring after the expiration of such 6 month notice period. The foregoing shall not affect the right of any party to terminate the MDA or any related LCO agreement, to the extent that any such agreement provides for termination in the event of a breach. In the event of any termination of the entire MDA, COX/COMCAST and Excite@Home will, if requested by COX/COMCAST, commence the transfer of certain Excite@Home assets and services to COX/COMCAST as set forth in the Exit Plan in the Transition and Service Level Plan (the "TSLP") attached to this term sheet.

     Notwithstanding the foregoing, COMCAST may terminate the exclusivity provisions of the MDA at any time prior to June 4, 2002 if required to do so by Microsoft Corporation pursuant to Section 5.02 of the Agreement between Comcast and Microsoft dated June 8, 1997 (the "Microsoft Agreement"), in which event the Series A Shares currently held by COMCAST will be subject to repurchase by Excite@Home as provided in the MDA, and the Warrants (as defined below) will cease to vest thereafter as provided herein. In the event of any other termination of exclusivity or any termination of the entire MDA by COMCAST, the Series A Shares currently held by COMCAST will not be subject to repurchase by Excite@Home as provided in the MDA, but the Warrants to purchase additional Series A Shares will cease to vest thereafter as provided herein.

     (b) As promptly as practicable, COX/COMCAST and Excite@Home will enter into a new distribution agreement (the "New MDA") to govern their relationship from June 4, 2002 through June 4, 2006. The New MDA will become effective as of June 4, 2002 and will incorporate the terms of this term sheet and such other terms and conditions as the parties may agree. The parties acknowledge that it may be desirable to incorporate in the New MDA terms and conditions that are not included in the current MDA, and the parties will develop an expedited process for negotiating such potential changes. However, if the parties are not able to negotiate such changes prior to June 4, 2002, the New MDA will take the form of the MDA except as expressly modified by this term sheet. COX/COMCAST may terminate the New MDA at any time on or after June 4, 2002 upon at least 6 months prior written notice, which termination will take effect on the June 4 or December 4 next occurring after the expiration of such 6 month notice period. In the event COX/COMCAST terminates the New MDA, COX/COMCAST and Excite@Home will, if requested by COX/COMCAST, commence the transfer of certain Excite@Home assets and services to COX/COMCAST as set forth in the Exit Plan in the TSLP attached to this term sheet.

     (c)  The New MDA will provide as follows:

          (i) COX/COMCAST (including its Controlled Affiliates) will use Excite@Home as COX/COMCAST's provider of platform/connectivity services used in COX/COMCAST's high-speed residential ISP services over cable in all its United States cable systems that are covered by the MDA as of June 4, 2002 ("Existing Excite@Home Systems"), subject to negotiation of commercially reasonable terms (including service level standards) to be negotiated in good faith. For the avoidance of doubt, the parties acknowledge that this will not prevent COX/COMCAST from providing access to its cable systems to third-party residential ISP's or OSP's who may use other platform/connectivity services that are not provided by Excite@Home, AT&T or COX/COMCAST. With respect to each territory covered by COX/COMCAST's cable systems in which COX/COMCAST uses Excite@Home as COX/COMCAST's provider of platform/ connectivity services used in its high-speed residential ISP services over cable pursuant to the terms of the New MDA, Excite@Home will use its platform/connectivity services for high-speed residential ISP services in such territory only over such COX/COMCAST cable systems.

          (ii) COX/COMCAST will make Excite@Home's content services a featured portal for COX/COMCAST's high-speed residential ISP services over cable in Existing Excite@Home Systems. For this purpose, "portal" refers to the entity or service that manages and controls the content of the national area of the home page. As the context requires, the term "portal" also refers to any entity or service that manages, controls or guides the customer's access to content and other services on the Internet. "Featured portal" means that the Excite@Home portal will always be available for selection, and will be displayed prominently, on COX/COMCAST's high-speed residential ISP start page, unless and until the customer affirmatively selects otherwise. Without limiting the foregoing, COX/COMCAST will offer Excite@Home's portal comparable prominence and accessibility on the start page for COX/COMCAST's high-speed residential ISP services over cable in Existing Excite@Home Systems as is offered to any other portal, so long as the overall arrangement offered by Excite@Home in exchange for such prominence and accessibility is at least as favorable to COX/COMCAST in the aggregate, in COX/COMCAST's reasonable good faith judgment, as the overall arrangement offered by such other portal, after taking into account all relevant factors, including size, volume, equity participation (including the equity arrangement offered hereby), duration, and other related arrangements. The provisions set forth in this subparagraph
  (ii) will not apply (A) to customers brought to COX/COMCAST's high-speed residential ISP through another portal or content provider or as a result of joint marketing between COX/COMCAST and another portal or content provider or
  (B) following a change of control of Excite@Home or a change in ownership of Excite@Home's portal.

          (iii) In all of COX/COMCAST's United States owned and operated cable systems other than Existing Excite@Home Systems (the "COX/COMCAST Other Systems"), the provisions set forth in the foregoing subparagraphs (i) and
  (ii) shall apply except to the extent that compliance with such provisions would violate or result in significant adverse consequences to COX/COMCAST under any preexisting contracts. In the event that COX/COMCAST does not cause such COX/COMCAST Other Systems to comply with the provisions set forth in the foregoing subparagraphs (i) and (ii) on or prior to December 31, 2002, COX/COMCAST will forfeit a number of Warrant Shares (as defined below) covered by the Warrants granted in respect of the homes passed by such COX/COMCAST Other Systems as follows:

                 (A) As of January 1, 2003, COX/COMCAST will forfeit a number of shares covered by the Warrants equal to 1/2 of the number of Warrant Shares granted in respect of homes passed by such COX/COMCAST Other Systems that are not, on or prior to December 31, 2002, brought into compliance with the foregoing subparagraphs (i) and (ii); and

                 (B) As of each succeeding January 1, through and including January 1, 2006, COX/COMCAST will forfeit a number of shares covered by the Warrants equal to 1/6 of the number of Warrant Shares granted in respect of homes passed by such COX/COMCAST Other Systems that are not, on or prior to the immediately preceding December 31, brought into compliance with the foregoing subparagraphs (i) and (ii).

  Warrants may not be exercised with respect to Warrant Shares that are subject to forfeiture until such time as they are no longer subject to forfeiture.

          (iv) COX/COMCAST will not impose blocking provisions against Excite@Home (whether under the MDA or otherwise) that are more onerous than those that COX/COMCAST imposes against other portals using COX/COMCAST's United States cable facilities.

          (v) Neither COX/COMCAST nor Excite@Home will affirmatively remarket any alternative portal to residential customers in COX/COMCAST's territory who are Excite@Home customers as of June 4, 2002 ("Existing Excite@Home Customers") (i.e., they will not engage in or participate in marketing targeted to Existing Excite@Home Customers that seeks to cause any such customer to change the customer's portal). Excite@Home will not affirmatively remarket any alternative high speed residential Internet access distribution method in COX/COMCAST's territory to such Existing Excite@Home Customers (i.e., it will not engage in or participate in marketing targeted to Existing Excite@Home Customers that seeks to cause any such customer to access the Internet at high speeds other than through COX/COMCAST's cable infrastructure). The marketing restrictions set forth above, however, will not (A) preclude general mass marketing that is not targeted at Existing Excite@Home Customers, (B) prevent an Existing Excite@Home Customer from changing such customer's portal or high speed Internet access method, (C) prohibit Excite@Home from advertising, marketing or promoting its narrowband or broadband portal services, or its free dial-up Internet access services at speeds below 128 Kbps, independent of any distribution method or partner, (D) prohibit COX/COMCAST from advertising, marketing or promoting its narrowband residential ISP services, with or without any content or portal partner, or
  (E) prevent either party, subject to the other provisions of this term sheet, from advertising, marketing or promoting its portal or residential ISP services to customers other than Existing Excite@Home Customers.

          (vi) If a new customer of COX/COMCAST's high-speed residential ISP chooses Excite@Home's portal, Excite@Home will pay COX/COMCAST a marketing fee with respect to such customer. The marketing fee may take the form of a cash payment, revenue sharing, or other arrangement agreed to between Excite@Home and COX/COMCAST. If Excite@Home induces a new customer to subscribe to Excite@Home's portal/content services through COX/COMCAST's high-speed residential ISP, COX/COMCAST will pay Excite@Home a marketing fee with respect to such customer. Such marketing fees, and any joint marketing arrangements between COX/COMCAST and Excite@Home that are designed to bring new customers to COX/COMCAST's high speed residential ISP services over cable, will be on a most favored nations basis with comparable arrangements between COX/COMCAST and other media providers and comparable arrangements between Excite@Home and other comparable distributors. Excite@Home will also pay fees to COX/COMCAST for the carriage of Excite@Home's content, and traffic management fees (if any), on a most favored nations basis with similar fees paid by other media providers to COX/COMCAST for comparable services. The provisions set forth in this subparagraph (vi) will not apply following a change of control of Excite@Home or following a change in ownership of Excite@Home's portal.

     (d) COX/COMCAST and Excite@Home have agreed to a plan for the transfer of certain portions of the Excite@Home assets and services to COX/COMCAST during the term of the MDA or New MDA, as the case may be, as set forth in the Implementation Plan in the TSLP attached to this term sheet.

     (e) Regardless of whether the MDA or the New MDA, as the case may be, remains in effect with respect to COX/COMCAST, COX/COMCAST shall have the right until June 4, 2006 to negotiate commercial arrangements with Excite@Home for the provision of services currently or in the future offered by Excite@Home, on terms reasonably comparable to those offered to other parties. The most favored nations provisions contained in the MDA with respect to such services will be extended to apply to COX/COMCAST until June 4, 2006 so long as at least 50% of COX/COMCASTS's broadband residential Internet service subscribers use the Excite@Home platform/connectivity services, whether or not the MDA or the new MDA is then in effect.

     (f) Except as otherwise agreed by the parties (in their sole discretion), all arrangements between the parties will terminate as of June 4, 2006.

2. Issuance of Additional Equity

     (a) As of the execution of the Letter Agreement to which this term sheet is attached, Excite@Home has granted to COX/COMCAST a warrant to purchase a number of Series A Shares equal to two (2) multiplied by the total number of homes passed by COX/COMCAST's cable systems, including cable systems under contract to be acquired by COX/COMCAST but excluding homes passed by cable systems under contract to be divested by COX/COMCAST, as of March 28, 2000 (the "Initial Warrant").

     (b) In the event COX/COMCAST (i) sells or otherwise disposes of any of its homes passed between March 28, 2000 and June 4, 2002 without causing such transferred homes to remain bound by the MDA (as modified by this term sheet and the other term sheets attached to the Letter Agreement), or (ii) fails to complete the acquisition of any systems under contract to be acquired as of March 28, 2000 and such events result in a net decline in the number of homes passed by COX/COMCAST's cable systems, then COX/COMCAST will be required to forfeit a proportionate amount of the shares covered by the Initial Warrant.

     (c) In the event the number of homes passed by COX/COMCAST's cable systems increases on a net basis between March 28, 2000 and June 4, 2002 (it being understood that homes passed by systems under contract to be acquired by COX/COMCAST as of March 28, 2000 shall be deemed for this purpose to be homes passed by COX/COMCAST as of March 28, 2000, but homes passed by systems under contract to be divested by COX/COMCAST as of March 28, 2000 shall not be deemed for this purpose to be homes passed by COX/COMCAST as of March 28, 2000), Excite@Home will issue to COX/COMCAST a second warrant as of June 4, 2002 to purchase a number of Series A Shares equal to two (2) multiplied by the total number of additional homes passed by COX/COMCAST's cable systems as of June 4, 2002 (the "Second Warrant"). The Initial Warrant, the Second Warrant and the Additional Warrants (as defined below) are referred to collectively as the "Warrants." The Series A Shares covered by the Warrants are referred to collectively as the "Warrant Shares."

     (d) In the event that as of any December 4 or June 4 (an "Adjustment Date") following June 4, 2002 and prior to June 4, 2006, there has been a net increase or decrease in the number of homes passed by COX/COMCAST's cable systems of more than 5% compared to the number of homes passed by its systems as of June 4, 2002, without deducting any transferred homes that COX/COMCAST causes to remain bound by the New MDA, then, in the case of a net decrease, COX/COMCAST will be required to forfeit a number of shares covered by the Second Warrant and/or the Initial Warrant or, in the case of a net increase, Excite@Home will issue an additional warrant to COX/COMCAST (together with any further additional warrants granted pursuant to this paragraph (d), the "Additional Warrants"), on the following terms. The aggregate number of shares subject to forfeiture or subject to the Additional Warrant (which shall in either event be comprised of Series A Shares) will equal (i) two (2) multiplied by (ii) the difference between the number of homes passed by COX/COMCAST's cable systems as of the applicable Adjustment Date and the number of homes passed by COX/COMCAST's cable systems as of June 4, 2002, multiplied by (iii) a fraction, the numerator of which is the number of six-month periods remaining from the applicable Adjustment Date until June 4, 2006

(the "Remaining Number of Six-Month Periods") and the denominator of which is twelve (12). Following the first Adjustment Date, if any, on which there is a forfeiture of Warrant Shares or a grant of an Additional Warrant pursuant to the foregoing provisions, on each subsequent Adjustment Date the 5% increase or decrease test set forth in the foregoing provisions shall apply with reference to the last Adjustment Date on which there was a forfeiture or a grant of an Additional Warrant, and further forfeitures or further grants of Additional Warrants, if any, will be calculated pursuant to the foregoing provisions, but based on the difference between the number of homes passed by COX/COMCAST's cable systems as of the subsequent Adjustment Date and the number of homes passed by COX/COMCAST's cable systems as of the immediately preceding Adjustment Date on which there was a forfeiture or a grant of an Additional Warrant. In the event of any forfeiture following the grant of any Additional Warrants, the forfeiture will be applied first against the most recently granted Warrants, next against the next most recently granted Warrants, etc.

     (e) The per share exercise price of the Initial Warrant and the Second Warrant will be $29.5375, which is equal to the average daily closing price of the Series A Shares during the ten (10) consecutive trading days ended on March 24, 2000. The per share exercise price of each Additional Warrant will be equal to the average daily closing price of the Series A Shares during the ten (10) consecutive trading days ended on the issue date of the Additional Warrant.

     (f) The Initial Warrant will become vested, and immediately exercisable subject only to HSR compliance, as to 1/6 of the Warrant Shares on June 4, 2001 and as to an additional 1/12 on each December 4 and June 4 thereafter until June 4, 2006, and the Second Warrant will become vested, and immediately exercisable subject only to HSR compliance, as to 1/5 of the Warrant Shares on June 4, 2002 and as to an additional 1/10 on each December 4 and June 4 thereafter until June 4, 2006, so long as either (a) the MDA and its mutual exclusivity provisions or
(b) the New MDA, as the case may be, has been continuously in effect up to the time of such vesting date with respect to COX/COMAST. Each Additional Warrant will become vested, and immediately exercisable subject only to HSR compliance, as to a fraction of the Warrant Shares equal to one divided by the Remaining Number of Six Month Periods, on each June 4 and December 4 after issuance of the Additional Warrant, so long as the New MDA has been continuously in effect up to the time of such vesting date. If COX/COMCAST terminates the MDA or the New MDA, no further vesting of the Warrants will occur, but the Warrants will remain exercisable as to any Warrant Shares that have become vested prior to the date of termination. If COX/COMCAST terminates the exclusivity provisions of the MDA but not the MDA itself before June 4, 2002, COX/COMCAST will permanently forfeit those Warrant Shares as to which the Initial Warrant and Second Warrant would have otherwise become vested during the period that the exclusivity provisions are not in effect (the "Nonexclusive Period"); provided, however, that COX/COMCAST may resume vesting of the remaining Warrant Shares beginning on June 4, 2002 so long as the MDA has remained continuously in effect as to COX/COMCAST until June 4, 2002, COX/COMCAST is in material compliance with the New MDA as of June 4, 2002 and, during the Nonexclusive Period, COX/COMCAST has maintained content carriage for all Excite@Home customers existing at the beginning of the Nonexclusive Period on the terms of the MDA (other than exclusivity) and has not remarketed

(in the manner contemplated by paragraph 1(c)(v) above) any of Excite@Home's portal customers.

     (g)   The Warrants will expire on March 28, 2015.

     (h) The Warrants will include registration rights comparable to those currently applicable to the Series A Shares now beneficially owned by COX/COMCAST. The Warrants will also contain a net exercise provision to facilitate sales under Rule 144.

     (i) The Warrants shall contain customary dilution protection, including, without limitation, adjustments to the number and kind of shares issuable upon exercise of the Warrants and the exercise price to reflect stock splits, combinations, stock dividends, recapitalizations, and similar transactions.

     (j) Within ten (10) business days following the date of the Letter Agreement, COX/COMCAST will provide Excite@Home with a letter representing to
                                    -----------
Excite@Home, to the best of COX/COMCAST's knowledge, the total number of homes passed by COX/COMCAST's cable systems, including cable systems under contract to be acquired by COX/COMCAST but excluding homes passed by cable systems under contract to be divested by COX/COMCAST, as of March 28, 2000. In addition, prior to and as a condition to the issuance of the Second Warrant, COX/COMCAST will represent to Excite@Home in writing, to the best of COX/COMCAST's knowledge, the number of additional homes passed as of June 4, 2002 on a net basis by COX/COMCAST's cable systems. Excite@Home shall have reasonable audit rights to verify the number of homes passed by COX/COMCAST's cable systems as of each such date, and any discrepancy between the represented number and the audited number (following reasonable resolution of any dispute) will be reflected in an adjustment to the Initial Warrant or the Second Warrant, as the case may be. COX/COMCAST will provide a similar representation letter and Excite@Home will have similar audit rights with respect to the number of homes passed by COX/COMCAST's cable systems as of each Adjustment Date.

     (k) The existing warrants held by COMCAST with respect to cable systems acquired by COMCAST from Prime - Potomac, L.P, Prime - Chicago L.P., Jones Intercable Inc. and Garden State Cablevision L.P. will be amended to eliminate any performance vesting conditions and will be exercisable in equal six month increments over the original vesting term of such warrants on the same June 4 and December 4 dates and under the same conditions as the Initial Warrant. The terms of the following agreements may be terminated by COMCAST at the same time that it terminates the MDA and all related LCO agreements as provided herein:
(i) @Home Network Distribution Agreement dated as of January 1, 1999 by and between At Home Corporation, and InterMedia Partners, Intermedia Partners IV, LP including its affiliates and InterMedia Partners of Kentucky, LP., (ii) @Home Network Distribution Agreement dated as of March 22, 1999 between At Home Corporation, Prime - Potomac, LLC and Prime Communications - Chicago, LLC; (iii) @Home Network Distribution Agreement dated June 29, 1998, between At Home Corporation and Garden State Cablevision L.P.; and (iv) @Home Network Distribution Agreement dated as of June 26, 1998 by and between At Home Corporation and Jones Intercable Inc.

                       TRANSITION AND SERVICE LEVEL PLAN
                       ---------------------------------


I.  Introduction

The objective of this document is to outline how Excite@Home ("E@H") will support Cox Communications, Inc. and Comcast Corporation ("Cox/Comcast") following the signing of the Letter Agreement and accompanying Term Sheets to which this document is attached. This document includes the following seven sections:

     Section I    This introduction.

     Section II   Defined terms.

     Section III A description of the Master Service Level Agreement that the parties will enter into to improve and monitor overall service quality.

     Section IV An Implementation Plan that Cox/Comcast may elect to commence at any time during the term of the MDA or the New MDA in order to transfer certain subsystems and network elements to Cox/Comcast.

     Section V An Exit Plan that describes how the parties would unwind their relationship in the event Cox/Comcast elect to terminate the MDA or New MDA.

     Section VI Certain general terms that are applicable to both the Implementation Plan and the Exit Plan.

     Section VII  Dispute resolution and remedies

II.  Defined Terms

   1.  Diligent Efforts:  Diligent efforts means an obligation to use
       ----------------
       commercially reasonable efforts, and dedicate the required personnel (including where appropriate the retention of consultants) and other resources, to complete the required task. The parties acknowledge that if during the next twelve months Cox/Comcast elect to commence the Implementation Plan or the Exit Plan, the timing for the required subsystem and asset transfers will be affected by E@H's need to continue to stabilize and improve its network services.

   2.  Fair Value:  The Fair Value of an asset means the value that would be
       ----------
       allocated to that asset in the event that an independent appraiser was asked to allocate the purchase price for GAAP purposes of a purchase of E@H by a third party. For purposes of determining the Fair Value of an asset, the parties acknowledge that in some cases Cox/Comcast have contributed a portion of the funding to develop assets and that such funding contribution should be a key factor in calculating the Fair Value which Cox/Comcast will have to pay for such assets. For purposes of determining the Fair Value of an asset or service, the parties further acknowledge that the purpose of requiring Cox/Comcast to pay Fair Value is to ensure that E@H meets its fiduciary duties to its other stockholders as opposed to generating new revenue streams. If Cox/Comcast and E@H are unable to agree on Fair Value with respect to any asset within 20 days, they shall appoint an appraiser to determine Fair Value. In the event that Cox/Comcast and E@H are unable to agree on an appraiser within 10 days, either party may cause the American Arbitration Association ("AAA") of New York to appoint such appraiser. In determining Fair Value, the appraiser shall consider only the "market" and "cost" (i.e. replacement cost less depreciation) approaches to value so that the assets are valued on a stand alone basis without consideration of (i) the fact that such assets are imbedded in an ongoing enterprise, and (ii) the fact that the assets may be in a unique location and used to support a valuable customer base.

   3.  Network elements:  Network elements are specific hardware and software
       ----------------
       that are used to provide a given service. The specific equipment and software change over time, as well as where they are located. For example, E@H is in the process of moving the network elements that provide email out of the regional data centers ("RDCs").

    4. Subsystem:  A subsystem is a group of network elements that provide
       ---------
       specific functionality required to deliver the @Home service; provided, however, that the content provided by E@H as part of the @Home service will not be a considered a subsystem. For example, DHCP is a subsystem that is provided by a given set of hardware and software elements.

   5.  System interfaces:  System interfaces are specific interfaces to other
       -----------------
       network elements or subsystems, both internal and customer facing, that convey information required to provide a given service. They include not just the interfaces themselves, but also any control information, information used for fault management and isolation, security, service evolution and service failover (i.e. all the "touch points").
       Performance specifications are required for proper implementation of the system interfaces and to assure proper delivery of the @Home service. Today such system interfaces are utilized successfully for Tier 2 and for some IT functions.

III.  Master Service Level Agreements

   1.  Preparation of Master SLA.  E@H and Cox/Comcast will use their diligent
       -------------------------
       efforts to negotiate and enter into a Master Service Level Agreement ("Master SLA") by no later than June 30, 2000. The Master SLA will include specifications and standards for the Operator Facilities and the @Home Facilities (as those terms are defined in the MDA), including, without limitation, minimum plant performance standards, network infrastructure standards, and certification criteria which will ensure high signal quality and reliable service. The Master SLA will contain liquidated damages provisions designed to ensure prompt performance of E@H's and Cox/Comcast's respective obligations, which liquidated damages amounts will be customary to the communications and software integration industries. E@H management will report to E@H's Board of Directors as to the status of the Master SLA at the Board of Directors meeting scheduled for May 4, 2000 in New York City.

     2. Updates to Master SLA.  The parties will use their diligent efforts to
        ---------------------
        update the Master SLA (including the liquidated damages provisions continued therein) on at least an annual basis to reflect the transfer of any subsystems to Cox/Comcast.

     3. Time is of the Essence.  The parties agree that time is of the essence
        ----------------------
        in connection with entering into the Master SLA and any required amendments to the Master SLA.

IV.  Implementation Plan

   1.   Assumptions/Goals:
        -----------------

        (a) Cox /Comcast desire to remain in the E@H coalition of MSOs, and continue to deliver the @Home service.

        (b) Cox /Comcast want the ability to provide certain subsystems of the @Home service themselves at their option, instead of E@H continuing to provide these services.

        (c) Cox/Comcast want the ability to evolve these subsystems and to use them to support IP services other than those provided by E@H. For example, Cox/Comcast may want to offer its own telecommuting service, set top service and/or IP telephony service.

        (d) Cox/Comcast also want to control certain subsystems so as to ensure that their cable infrastructure is used to deliver services that are consistent with various products and service level objectives.

        (e) Both E@H and Cox/Comcast are committed to providing high quality service to the user before, during, and after transitioning subsystems. The parties acknowledge that it is of the utmost importance that the transferred subsystems continue to interface seamlessly with other network elements and subsystems so as to assure the proper delivery of the @Home service.

   2.  Obligations:
       -----------

        (a) Appendix A sets forth the major subsystems and the related network
            ----------
            elements used to deliver the @Home service that Cox/Comcast may elect to provide instead of E@H. Appendix A represents the good faith understanding of E@H and Cox/Comcast with respect to those subsystems and related network elements that may be transferred to effectuate the goals of the Implementation Plan set forth above, but it is not intended to be a comprehensive list. Cox/Comcast may add other major subsystems relating to the @Home service, such as email, to Appendix A so long as the transfer of such subsystems is required to meet the goals of the Implementation Plan set forth above and Cox/Comcast agree to the requirements set forth in this Section IV.2 with respect to that subsystem. In exchange for payment in an amount equal to Fair Value, E@H will transfer to Cox/Comcast the subsystems and other assets that have been requested by Cox/Comcast to the extent they are transferable.

       (b) Cox/Comcast may elect to transfer the subsystems (including without limitation any enhancements to such subsystems developed prior to the Termination date (as defined below)) on a subsystem by subsystem basis. At such time as Cox/Comcast elects to have a subsystem transferred, the parties agree to use their diligent efforts to complete the transfer in accordance with the time periods set forth in Appendix A. The parties agree that time is of the essence in connection with any such transfers.

       (c) E@H will document all system interfaces for a subsystem at the time Cox/Comcast elects to provide that subsystem. These subsystem interface specifications will include any service level APIs, both customer facing as well as internal to other subsystems, as well as any control and management interfaces needed for provisioning or operation of the @Home service. Performance requirements to assure proper service operation will also be fully documented, as will any information about specific hardware and software requirements that may be necessary.

       (d) After a particular subsystem is transferred to Cox/Comcast, Excite@Home will provide timely notice about changes in its interface specifications that are needed to assure high quality delivery of the @Home service to Cox/Comcast and their customers. Major interface changes will be documented and communicated at least 90 days before transition. Minor interface changes will be documented and communicated at least 30 days before transition. In any case, E@H will notify Cox/Comcast of interface changes such that they will have a reasonable period of time to achieve interface interoperation.

           Cox/Comcast will modify their subsystems, at their own expense, to comply with such interface specification changes so long as they do not constitute an Adverse Change (as defined below). An "Adverse Change" is an interface specification change proposed by Excite@Home that would (a) materially impair Cox/Comcast's ability to offer their own IP services (such as a telecommuting service, set top service or IP telephony), and (ii) require a material cost to implement given the circumstances. In the event of an Adverse Change, Cox/Comcast will not be required to modify its subsystems to comply with the proposed interface specification change and Excite@Home will support the prior version of the interface for a period of up to six months. If this support is done solely for Cox/Comcast, then the cost of such support will be borne by Cox/Comcast.

           In the event there is a disagreement as to whether a proposed interface specification change constitutes an Adverse Change, Cox/Comcast and Excite@Home will appoint an industry expert to consider the matter. In the event that Cox/Comcast and Excite@Home are unable to agree on an industry expert within 10 days, either party may cause the AAA of New York to appoint such an industry expert. The decision of the industry expert will be binding on both parties.

           The parties also acknowledge that no provision of this Transition and Service Level Plan will supercede Cox/Comcast's rights with respect to the introduction of new enhancements or functions for the @Home service pursuant to Section 13 of the MDA.

       (e) Service level agreements (with penalties for non-performance) will be defined by Cox/Comcast and E@H for both sides of each interface to assure proper service operation and service delivery. Such service level agreements will be consistent with performance requirements for each subsystem and will be modeled after the Master SLA.

       (f) Cox/Comcast may make changes in the architecture, design and implementation of transferred subsystems independently of E@H; provided; however, that the required interfaces to other E@H subsystems and customer interfaces are maintained and supported adequately to continue delivery and evolution of the @Home service.

      (g) After a particular subsystem is transferred satisfactorily to Cox/Comcast, Cox/Comcast will assume complete responsibility for configuration, fault management, operations, capacity planning, and technology evolution. E@H will continue to support monitoring and surveillance consistent with defined interfaces to assure high quality delivery of the @Home service.

      (h) After a particular subsystem is transferred satisfactorily to Cox/Comcast, fault isolation and troubleshooting will require a coordinated effort by E@H and Cox/Comcast in order to provide satisfactory service reliability and customer service. In order to achieve this goal, E@H and

           Cox/Comcast will work together in good faith to facilitate communication between their respective Network Operations Centers, provide for visibility into their respective networks, and implement other appropriate processes and procedures.

      (i) Within three months of Comcast/Cox's request, E@H also will provide Cox/Comcast with a comprehensive list of individually priced services relating to the @Home service (the "@Home Services") which E@H will make available to Cox/Comcast. Cox/Comcast may utilize such services on a transitional or long-term basis so long as the MDA or the New MDA is in effect. (Thereafter, Cox/Comast can procure services pursuant to Section V.2(d) below). Such services will be provided to Cox/Comcast pursuant to reasonable commercial terms; provided, however that their combined costs will not exceed the revenue split in effect under the MDA or the New MDA, as the case may be.

       (j) After a subsystem is transferred to Cox/Comcast, the percentage split of the aggregate Basic Service Revenue (as defined in the LCO/MDA) paid to E@H will be lowered appropriately to reflect the fact that Cox/Comcast are providing that subsystem instead of E@H as originally contemplated under the MDA and that E@H has avoided some costs because of this transfer.

       (k) In order to facilitate the parties respective obligations under this
           Section IV.2, E@H will have periodic meetings with Cox/Comcast to discuss future planning and architecture directions for the evolution of the @Home service and subsystem interfaces so that all parties are aware of general architectural directions and product impacts.

V. Exit Plan

   1.  Assumptions/Goals:
       -----------------

      (a) Cox/Comcast has elected to terminate the MDA or the New MDA, as the case may be, as of a specific date (the "Termination Date").

      (b) At such time following the Termination Date as Cox/Comcast elects, the assets used by E@H to deliver the services provided to Cox/Comcast will be transferred to Cox/Comcast to the greatest extent practicable, with such transfers to take place in exchange for Fair Value.

       (c) Unless otherwise agreed, upon satisfactory transfer of such assets, responsibility for providing all services will be transferred to Cox/Comcast and Cox/Comcast's product offerings may diverge from those offered by E@H.

       (d) Both E@H and Cox/Comcast are committed to providing high quality service to the user before and after the Termination Date, but acknowledge the transferred assets may no longer interface seamlessly with other network elements and subsystems unless expressly agreed in writing to the contrary. Notwithstanding the foregoing, the parties acknowledge that it is of the utmost importance that the quality of the service provided to subscribers be maintained prior to the transfer of such assets.

   2.  Obligations:
       -----------

       (a) Cox/Comcast will provide E@H with written notice of its decision to terminate the MDA or the New MDA (the "Termination Notice"). Within three months following the Termination Notice, E@H will provide Cox/Comcast with a comprehensive list of all network elements and other items that directly or indirectly are used by E@H to provide services to Cox/Comcast. Such list will include, among other things, the items listed below.

           .  All owned, leased or licensed hardware and software.
           . All third party products or services utilized by E@H to provide the @Home service, indicating any restrictions on use or E@H's ability to transfer such products or services to Cox/Comcast.
           . All database information, including mapping, addressing, history abuse, customers, trouble ticketing, schema, etc.
           . All software developed by E@H including tools, network management, developer kits, etc.
           .  All documentation, including procedural manuals.
           . All application interfaces including billing, network management, trouble ticketing, etc.
           . A description of the inter-relationships between the network elements.

       (b) Within three months of receiving the above described list, Cox/Comcast will notify E@H in writing of those network elements and other assets that it wants transferred. Appendix B sets forth the
                                                    -----------
           major network elements and assets that the parties currently anticipate would be transferred under the Exit Plan. Appendix B represents the good faith understanding of E@H and Cox/Comcast with respect to those subsystems and related network elements that may be transferred to effectuate the goals of the Exit Plan set forth above, but it is not intended to be a comprehensive list. In exchange for payment in an amount equal to Fair Value, E@H will transfer to Cox/Comcast the network elements and other assets that have been requested by Cox/Comcast to the extent they are transferable.

       (c) The parties agree to use their diligent efforts to cause any transfers requested by Cox/Comcast to be made in accordance with the time periods set forth in Appendix B. The parties agree that time is of the essence in connection with any such transfers.

       (d) Within three months following the Termination Notice, E@H also will provide Cox/Comcast with a comprehensive list of all services available from E@H with each service individually priced (the "Exit Services"). Notwithstanding Cox/Comcast's decision to terminate the MDA or the New MDA, Cox/Comcast may utilize such services on a transitional or long-term basis following the Termination Date through June 4, 2006. The Exit Services will be provided to Cox/Comcast pursuant to reasonable commercial terms. As provided for in Section 1(e) of the Term Sheet for Comcast, Cox and Excite@Home, the most favored nations provisions contained in the MDA with respect to such services will be extended to apply to Cox/Comcast until June 4, 2006 with respect to the Exit Services so long as at least 50% of Cox/Comcast's broadband residential Internet service subscribers use the Excite@Home platform/connectivity services, whether or not the MDA or the new MDA is then in effect.

VI. General Terms

    1. At least 60 days prior to the date a network element or other asset is scheduled to be transferred to Cox/Comcast, E@H will transfer to Cox/Comcast the items listed in Appendix C to the extent they are
                                       ----------
       available and transferable. E@H will transfer third party hardware and software to Cox/Comcast to the extent it is legally permitted to do so.

   2. Payment of Fair Value for an asset will be due to E@H upon satisfactory completion of the requested asset transfer.

   3. In exchange for a payment that is customary in the communications and software industries, E@H will provide Cox/Comcast with the necessary training, services and support and maintenance required to enable Cox/Comcast to integrate the transferred assets in such a way that the transition is as seamless as possible. Such services will include:

          .  Engineering support.
          .  Training on software operation.
          . Enhancements to software as required to facilitate the transition of assets to Cox/Comcast.
          . Assisting Cox/Comcast in developing a timetable and plans for transition.
          . Maintenance of BOS/CAPS to support the Cox/Comcast's integration requirements.

       In evaluating the appropriate payment for these services, the parties will take into account both E@H's actual costs and the payment arrangements that E@H has negotiated with hardware and software vendors providing similar services.

   4. If a specific existing network element or other asset is substantially dedicated to providing service to Cox/Comcast, then such network element or asset will be transferred to Cox/Comcast, and Cox/Comcast will compensate E@H for the Fair Value of the same. If the specific network element is not substantially dedicated to Cox/Comcast, then either E@H or Cox/Comcast will deploy a network element or other asset providing comparable functionality. If this is done by E@H, then E@H will be compensated for the cost of this implementation and deployment. If a new network element or asset is deployed, a QA and acceptance procedure that is mutually agreeable to both parties will be developed to assure minimal customer impact. Whether specific existing network elements are "substantially dedicated" to Cox/Comcast will be determined by the parties in good faith by assessing the percentage of the total subscribers that are served by such network element or other asset which are Cox/Comcast subscribers. For example, the network elements located in the RDC serving Orange County, California are not dedicated to Cox/Comcast and would require the deployment of new network elements.

    5. As for intellectual property that E@H has developed (e.g. the Matrix software that evaluates CMTS load balancing), such intellectual property will be licensed to Cox/Comcast on a royalty free basis and E@H will indemnify Cox/Comcast for third party intellectual property claims relating to the same in accordance with standard industry practices. Notwithstanding the foregoing, if Cox/Comcast elect to license the source code for E@H developed software, Cox/Comcast will pay E@H Fair Value for such source code. All E@H intellectual property that is licensed to Cox/Comcast may not be sublicensed or utilized by third parties without E@H's written consent.

VII.  Dispute Resolution and Remedies:

   1.  Escalation Process:  Except with respect to any claim for injunctive
       ------------------
       relief, any claim, controversy or dispute between the parties relating to this Transition and Service Level Plan (a "Dispute") will be resolved in accordance with the following phases:

       (a) The Chief Executive Officers of each of the parties involved in the Dispute will first discuss the Dispute and use their good faith efforts to reach a fair and equitable resolution. This phase will be completed within 5 business days.

       (b) In the event the Chief Executive Officers of the parties involved in the Dispute are unable to resolve the Dispute, a committee of the Board of Directors of E@H will review the Dispute and use its good faith efforts to facilitate a fair and equitable resolution. This phase will be completed within 10 business days.

       (c) In the event such committee of the Board of Directors of E@H is unable to resolve the Dispute, the parties may submit the Dispute to a confidential arbitration proceeding. Such arbitration proceeding will be subject to the rules of the AAA, will be conducted by a single arbitrator chosen by the AAA, and will be binding on the parties. This phase will be completed within 30 business days.

   2.  Failure to Complete Master SLA. Without limiting Cox/Comcast's right to
       ------------------------------
       seek injunctive relief, in the event the Master SLA is not completed and executed by the parties by the dates set forth below, Cox/Comcast may withhold the following percentage of all amounts owing to Excite @Home (the "Withholding Amount") after those dates.

           If Master SLA is Not      Then the Withholding
           Completed By:            Amount Will Equal:
           -------------            ------------------
           July 31, 2000                   20%
           August 30, 2000                 40%
           September 30, 2000              60%

       For example, if the Master SLA is not completed before August 30, 2000, Cox/Comcast may withhold 20% of all amounts owing to Excite @Home that accrued during July 2000 plus 40% of all amounts that accrued in August 2000.

       The Withholding Amount will be released to Excite@Home upon completion of the Master SLA.

   3.  Injunctive Relief.  E@H acknowledges and agrees that a material breach by
       -----------------
       E@H of any material provision of this Transition and Service Level Plan will cause Cox/Comcast irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that in the event of any such breach Cox/Comcast will be entitled to equitable relief from any court of competent jurisdiction to specifically enforce any such provision of this Transition and Service Level Plan in addition to any other remedies that such parties may have in law or in equity.

                                  Appendix A

    Major Subsystems and Dominant Service Elements to be Transferred Under
                           Implementation Plan (1)

Subsystem Name
--------------
 .  Network elements that are included in the subsystem
 .  Current hardware/software platforms supporting the subsystem
 .  Dominant locations where hardware currently exists
 .  Estimated time frame to complete the transfer

Provisioning
------------
 .  Billing, subscriber management, network topology data management, IP address allocation and IP addresses, MPROV software elements, customer care tools
 .  BOS/CAPS, Kenan Arbor billing, Oracle common servers, Remedy, communication networks that link the MSO to Redwood City BOS network
 .  E@H Redwood City
 .  As soon as practicable

Member Services
---------------
 . Member services software, web server, SQL links to BOS/CAPS and billing, etc. . Dedicated member services platforms
 .  E@H Redwood City
 .  As soon as practicable

DHCP (used by modems to acquire control information, as well as to assign IP
----------------------------------------------------------------------------
addresses to user CPE)
----------------------
 .  AIC and JOIN DHCP server software, database agents that interface to MPROV for service population
 .  RDC H/A servers, IP service provisioning clusters
 .  In RDC space and large headends
 .  90 to 180 days

DNS (name services) - used to populate/use CPE names and addresses
------------------------------------------------------------------
 .  BIND software, and database agents that interface to CAPS for service population
 .  RDC H/A servers, headend proxy servers
 .  In RDC space as well as headends
 .  90 to 180 days

Regional transport networks (in large metro areas only)
-------------------------------------------------------
 .  Routers, optical hardware, switches, leased network capacity (from CLECs or
   RBOCs), microwave equipment, etc.
 .  Cisco routers, Cisco and Extreme switches, a variety of optical network equipment and hardware, etc.
 .  In RDC space, as well as headend locations
 .  90 to 180 days

CMTS (CMTS's used in delivering E@H services only)
--------------------------------------------------
 .  Variety of CMTS equipment, associated debugging software, database agents for service population
 .  CMTS hardware, RDC and CAPS MPROV agents
 .  In RDC space, headend space, and E@H Redwood City
 .  90 to 180 days




Note 1: Such transfer will be implemented in accordance with Section VI of the Transition and Service Level Plan.

                                   Appendix B

                    Assets to be Transferred under Exit Plan

                                                                            Time required for E@H
                                      What Cox/Comcast needs from           ---------------------
                                      ---------------------------         response/transition to the
            Component                          @Home (1)                  --------------------------
            ---------                          ---------                    Cox/Comcast's request
                                                                            ---------------------
-------------------------------------------------------------------------------------------------------------
CPE - All customer premise          .  See Appendix C                     90 day response time plus 90 day
equipment including the cable       .  Config. files for all modems       transition period
modem and commercial services       .  CM IP addressing scheme
hardware.                           .  PC IP address (transfer
                                       ownership of IP addresses from E@H
                                       to the Exiting MSO)
-------------------------------------------------------------------------------------------------------------
MAN - Metropolitan area network     .  See Appendix C                     90 day response time plus 90 day
(routers) and the routing on it.    .  Network element addressing         transition period
                                       scheme
                                    .  Network element ownership
                                       (routers, e-switches, etc.)
                                    .  Network element passwords
                                    .  Network element config. files
                                    .  Access to human knowledge base
                                    .  Transfer of any management tools
                                    .  Transfer software licenses
                                    .  Transfer of non-private MAN IP
                                       addresses from E@H to the Exiting
                                       MSO
-------------------------------------------------------------------------------------------------------------
Backbone                           .  Point of demarcation is the         90 day response time plus 90 day
                                      Cox/Comcast's side of E@H's         transition period
                                      multi-MSO agg. router.
-------------------------------------------------------------------------------------------------------------
CMTS  (Note: already owned by       .  See Appendix C                     90 day response time plus 90 day
Cox/Comcast)                        .  CMTS addressing scheme             transition period
                                    .  CMTS passwords
                                    .  CMTS config files
                                    .  Access to human knowledge
                                    .  Transfer any management tools
                                    .  Transfer software licenses
                                       (including Cisco IOS)
                                    .  Snapshot of database
                                       provisioning information
-------------------------------------------------------------------------------------------------------------
RDC Servers (DHCP, TFTP, DNS,       .  See Appendix C                     .  90 day response time plus 90
Email, News, Proxy Servers, HA                                               day transition period
servers)
-------------------------------------------------------------------------------------------------------------
Email domain name and               .  Develop appropriate IT support     .  30-day response time plus
Personal web page domain name          to forward subscribers' requests      transition period of up to one
                                       to the Cox/Comcast's domain           year.
-------------------------------------------------------------------------------------------------------------

                                                                            Time required for E@H
                                      What Cox/Comcast needs from           ---------------------
                                      ---------------------------         response/transition to the
            Component                          @Home (1)                  --------------------------
            ---------                          ---------                    Cox/Comcast's request
                                                                            ---------------------
-------------------------------------------------------------------------------------------------------------
                                    .  Allow Cox/Comcast use of E@H
                                       domain during a transition period
-------------------------------------------------------------------------------------------------------------
CPE software                        .  License to use and distribute      .  N/A
 .  Customized browser                  all current customer client
 .  CPE PC tools & utilities            software used in delivering the
 .  All other E@H distributed           E@H service
   software                         .  Support.com (Tioga)
                                    .  NetDiags
                                    .  Test results of all modem and
                                       network interface components
                                    .  Modem test procedures and
                                       documentation to ensure level 2
                                       compliance
-------------------------------------------------------------------------------------------------------------
Provisioning:                       .  Continue operation of current      .  N/A
 .  Order taking                        scheme until detailed, mutually
 .  Member services                     agreeable transition scheme is
 .  Logging & tracking                  established and implemented.
 .  Fulfillment (BOS/CAPS)           .  All current and historical data
 .  Documentation and source code       files associated with the
Services:                              Cox/Comcast's subscribers
 .  Billing                          .  CSR tools source code
 .  Tier 2                           .  API code, license and
 .  800# remote access                  documentation
 .  Trouble resolution               .  BOS/CAPS code, licensing and
 .  NOC                                 documentation
 .  KnowledgeBase                    .  Scopus interface code,
 .  Installation training               licensing and documentation
   documentation                    .  Remedy schemas, history and
                                       templates
                                    .  Capacity planning tools
                                       (Matrix, Netstats, Proxy, etc.)
                                    .  Abuse monitoring tools
                                    .  Training documents for all
                                       provisioning and services
                                    .  Server integration (SIC) and
                                       first modem provisioning (FMP)
                                       documentation
-------------------------------------------------------------------------------------------------------------

                                                                            Time required for E@H
                                      What Cox/Comcast needs from           ---------------------
                                      ---------------------------         response/transition to the
            Component                          @Home (1)                  --------------------------
            ---------                          ---------                    Cox/Comcast's request
                                                                            ---------------------
-------------------------------------------------------------------------------------------------------------
Content                             .  E@H to continue current            .  N/A
                                       operation and development
-------------------------------------------------------------------------------------------------------------
Marketing                           .  Sales serviceability database      .  N/A
                                    .  Transfer of OEM agreements
-------------------------------------------------------------------------------------------------------------
Customer Data                       .  All historical, usage, traffic     .  30 days and ongoing
                                       patterns, billing, click-thru,
                                       homes passed info, demographic data
                                    .  Abuse information
-------------------------------------------------------------------------------------------------------------

Note 1: Such transfer will be implemented in accordance with Section VI of the Transition and Service Level Plan.

                                  Appendix  C

           Items Needed to Take control of any Hardware Elements (1)

 .  Current equipment configuration
 . Current service/maintenance contracts to the extent that they are assignable . Documentation of operating practices and supporting service level agreements . Training materials associated with equipment
 .  Passwords and accounts
 .  Monitoring tools and software reporting
 .  Historical performance reports
 .  Access to current responsible human resources
 .  Planned activity impacting equipment
 .  Documentation of all interfaces
 .  Title and licenses supporting
 .  Backup tapes and files
 .  Spares inventory
 .  Physical inventory location and access
   Leased space / racks / power


Note 1: Such transfer will be implemented in accordance with Section VI of the Transition and Service Level Plan.